EXHIBIT 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2010

Page
Unaudited Pro Forma Condensed Consolidated Balance Sheets as of December 31, 2010	3
Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2010	4
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	5

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
     The accompanying unaudited pro forma condensed consolidated financial statements presented below have been prepared based on certain pro forma adjustments to the historical consolidated financial statements of Health Care REIT, Inc. (the “Company”) as of and for the year ended December 31, 2010 and FC-GEN Acquisition Holding, LLC (“Acquisition Holding”) as of and for the year ended December 31, 2010. The historical consolidated financial statements of the Company are contained in its Annual Report on Form 10-K for the year ended December 31, 2010. The historical consolidated financial statements of Acquisition Holding are included as Exhibit 99.1 to the Form 8-K.
     The accompanying unaudited pro forma condensed consolidated financial statements give effect to (i) the acquisition by the Company of 100% of the equity interests in Acquisition Holding, which indirectly owns (1) 137 senior housing and care facilities (134 of fee simple and three pursuant to ground leases) and (2) the leasehold interests in and options to purchase seven senior housing and care facilities, for approximately $2.4 billion (collectively, the “Acquisition”) and (ii) the lease by the Company to Genesis Operations, LLC (“Tenant”) under which the Tenant operates the acquired facilities (the “Master Lease”). An affiliate of Tenant operates the seven leasehold interest facilities. Prior to closing, FC-GEN Operations Investment, LLC (“OpCo”) was a direct subsidiary of Acquisition Holding. Prior to the closing, Acquisition Holding contributed the assets, liabilities and equity interests relating to (i) the business of operating and managing senior housing and care facilities, (ii) joint venture entities and (iii) other ancillary businesses to OpCo and then distributed all of the equity interests in OpCo to FC-GEN Investment, LLC (“FC-GEN”). Tenant is a wholly-owned subsidiary of OpCo. All obligations under the Master Lease have been guaranteed by OpCo. In addition, in conjunction with the Acquisition, the Company has the option, during the initial 15-year term of the Master Lease and subject to certain restrictions, to acquire a 9.9% ownership interest in OpCo for a purchase price equal to $47 million (subject to certain adjustments). The Company expects to complete the acquisition of three additional senior housing and care facilities upon receipt of final regulatory approvals, which are currently in the process of being reviewed. Once acquired, each of these facilities will be added to the Master Lease, without any adjustment to the base rent and without payment of any additional consideration. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2010 has been prepared as if the Acquisition had occurred as of that date. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2010 has been prepared as if the Acquisition had occurred as of January 1, 2010. Such statements also give effect to the application of a portion of the net proceeds from recently consummated common stock, preferred stock and senior unsecured notes offerings undertaken by the Company in order to finance the Acquisition.
     The allocation of the purchase price of Acquisition Holding reflected in these unaudited pro forma condensed consolidated financial statements has been based upon preliminary estimates of the fair value of assets ultimately acquired and liabilities ultimately assumed. A final determination of the fair values of Acquisition Holding’s assets and liabilities will be completed after closing based on the actual valuation of the tangible and intangible assets and liabilities of Acquisition Holding that existed as of the closing date. Amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly from those used in the pro forma condensed consolidated financial statements presented below and could result in a material change in amortization of tangible and intangible assets and liabilities.
     In the opinion of the Company’s management, the pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the Acquisition. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the Acquisition been completed as of the dates indicated or that may be achieved in the future. The completion of the valuation, the allocation of the purchase price, the impact of ongoing integration activities, the timing of closing and other changes in Acquisition Holding tangible and intangible assets and liabilities that occured prior to closing could cause material differences in the information presented. Furthermore, the Company expects to apply its own methodologies and judgments in accounting for the assets and liabilities acquired in the Acquisition, which may differ from those reflected in Acquisition Holding’s historical consolidated financial statements and the pro forma condensed consolidated financial statements.

Health Care REIT, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2010
(In thousands)

		Acquisition
	Company	Holding	Pro Forma		Company
	Historical	Historical (A)	Adjustments		Pro Forma
Assets
Real property, net	$8,155,529	$1,817,665	$659,146	(D)	$10,632,340
Real estate loans receivable, net	435,304	—	—		435,304

Net real estate investments	8,590,833	1,817,665	659,146		11,067,644
Goodwill	51,207	126,914	(126,914	)(C)	51,207
Deferred loan expenses	32,960	11,281	(481	)(C)	43,846
			86	(E)
Cash and cash equivalents	131,570	122,816	(122,816	)(C)	830,070
			(36,000	)(B)
			734,500	(J)
Other assets	645,164	641,076	(599,083	)(C)	645,164
			(41,993	)(F)

Total assets	$9,451,734	$2,719,752	$466,445		$12,637,931

Liabilities and equity
Liabilities:
Borrowings under unsecured line of credit arrangement	$300,000	$—	$(300,000	)(J)	$—
Senior unsecured notes	3,034,949	—	1,390,886	(J)	4,425,835
Secured debt	1,125,906	1,715,384	(44,821	)(C)	1,125,906
			(1,670,563	)(G)
Capital lease obligations	8,881	227,381	(155,477	)(C)	85,692
			4,907	(H)
Accrued expenses and other liabilities	244,345	758,804	(513,400	)(C)	244,345
			(245,404	)(F)

Total liabilities	4,714,081	2,701,569	(1,533,872)		5,881,778
Redeemable noncontrolling interests	4,553	—	—		4,553
Equity:
Preferred stock	291,667	—	718,750	(N)	1,010,417
Common stock	147,155	—	28,750	(N)	175,905
Capital in excess of par value	4,932,468	—	1,307,000	(N)	6,239,468
Other equity	(768,439)	—	(36,000	)(B)	(804,439)
Total members’ equity (deficit)	—	11,290	(11,290	)(I)	—

Total Company stockholders’ equity	4,602,851	11,290	2,007,210		6,621,351
Noncontrolling interests	130,249	6,893	(6,893	)(C)	130,249

Total equity	4,733,100	18,183	2,000,317		6,751,600

Total liabilities and equity	$9,451,734	$2,719,752	$466,445		$12,637,931

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Health Care REIT, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2010
(In thousands, except per share data)

		Acquisition
	Company	Holding	Pro Forma		Company
	Historical	Historical (A)	Adjustments		Pro Forma
Revenues:
Rental income	$581,424	$—	$222,429	(K)	$803,853
Resident fees and services	51,006	2,506,724	(2,506,724	)(C)	51,006
Interest income	40,855	—	—		40,855
Other income	7,245	2,883	(2,883	)(C)	7,245

Total revenues	680,530	2,509,607	(2,287,178)		902,959
Expenses:
Interest expense	157,108	140,915	(10,943	)(C)	234,186
			(52,894	)(L)
Property operating expenses	83,120	2,108,951	(2,108,951	)(C)	83,120
Depreciation and amortization	197,118	86,824	(25,132	)(C)	260,651
			1,841	(M)
General and administrative	54,626	123,456	(123,456	)(C)	54,626
Transaction costs	46,660	—	—		46,660
Impairment of assets	—	14,493	(14,493	)(C)	—
Loss (gain) on extinguishment of debt	34,171	(407)	407	(C)	34,171
Provision for loan losses	29,684	—	—		29,684

Total expenses	602,487	2,474,232	(2,333,621)		743,098

Income from continuing operations before income taxes and income from unconsolidated joint ventures	78,043	35,375	46,443		159,861

Income tax (expense) benefit	(364)	(10,138)	10,138	(F)	(364)
Income from unconsolidated joint ventures	6,673	(320)	320	(C)	6,673

Income from continuing operations	84,352	24,917	56,901		166,170
Less: Preferred stock dividends	21,645	—	46,719	(O)	68,364
Net income (loss) attributable to noncontrolling interests	357	3,001	(3,001	)(C)	357

Income from continuing operations attributable to common stockholders	$62,350	$21,916	$13,183		$97,449

Average number of common shares outstanding:
Basic	127,656		28,750	(N)	156,406
Diluted	128,208		28,750	(N)	156,958

Income from continuing operations attributable to common stockholders per share: (P)
Basic	$0.49				$0.62
Diluted	0.49				0.62
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

HEALTH CARE REIT, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto of the Company for the year ended December 31, 2010 and of Acquisition Holding as of and for the year ended December 31, 2010 that are included in this Current Report on Form 8-K.

(A)	The historical financial statements of Acquisition Holding for the year ended December 31, 2010 have been presented based on the financial statement classifications utilized by the Company.

(B)	On February 28, 2011, the Company entered into a definitive agreement to acquire Acquisition Holding for a total cash purchase price of $2,400,000,000. The total purchase price of $2,476,811,000 is comprised of the cash consideration and the fair value of capital lease obligations totaling $76,811,000 (see Note H). Immediately after the Acquisition, Tenant began leasing the facilities acquired from Acquisition Holding from the Company pursuant to the Master Lease (see Note K). All obligations under the lease have been guaranteed by OpCo. In connection with the Acquisition, the Company estimates it will pay approximately $36,000,000 of fees and costs including advisory fees ($6,000,000), legal fees ($2,000,000), and due diligence and other closing costs ($28,000,000). These costs are directly attributable to the Acquisition and represent non-recurring costs; therefore, the anticipated impact on the results of operations was excluded from the pro forma condensed consolidated statement of income.

(C)	Prior to closing, OpCo was a direct subsidiary of Acquisition Holding. Immediately before the closing date, certain subsidiaries of Acquisition Holding transferred the assets, liabilities and equity interests relating to (i) the business of operating and managing senior housing and care facilities, (ii) joint venture entities and (iii) other ancillary businesses to OpCo and then distributed all of the equity interests in OpCo to FC-GEN. The parties intend that under no circumstances shall the Company be deemed the owner of, or otherwise have control over, OpCo, its subsidiaries or the assets, liabilities and equity thereof for any period of time. As such, all relevant amounts relating to OpCo have been eliminated from Acquisition Holding. Adjustments identified represent assets, liabilities, revenues and expenses of OpCo that were not retained in the Acquisition. In the Acquisition, the Company has acquired 137 senior housing and care facilities and the leasehold interests in and options to purchase seven other senior housing and care facilities. The Company also expects to complete the acquisition of three additional senior housing and care facilities upon receipt of final regulatory approvals, which are currently in the process of being reviewed.

(D)	Adjustments to real property follow (in thousands):

Real property not acquired:(1)
Land and land improvements	$(12,539)
Buildings and improvements	(350,586)
Construction in progress	(5,219)
Accumulated depreciation and amortization	78,656

Total real property not acquired	(289,688)
Fair value adjustments:(2)
Land and land improvements	(97,737)
Buildings and improvements	852,136
Construction in progress	(6,631)
Accumulated depreciation and amortization	201,066

Total real property fair value adjustments	948,834

Net real property asset adjustments	$659,146

(1)	See Note C.

(2)	Acquisition Holding’s real property assets have been adjusted to their preliminary estimated fair values and the related historical balances of accumulated depreciation and construction in progress are eliminated when in-service real property assets are recorded at fair value.
(E)	Adjustments represent the deferral of $10,886,000 of fees associated with the issuance of senior unsecured notes (see Note J) offset by the elimination of Acquisition Holding’s deferred loan costs of $10,800,000.

(F)	Adjustments represent elimination of deferred tax assets and liabilities of Acquisition Holding. As a result of the Acquisition, we are subject to corporate level taxes for any asset acquired in the Acquisition and subsequently sold for a period of 10 years subsequent to closing (“built-in gains tax”). The amount of income potentially subject to this special corporate level tax is generally equal to (i) the excess of the fair value of the asset as of the date of closing over its adjusted tax basis as of the date of closing, or (ii) the actual amount of gain, whichever of (i) and (ii) is lower. We have not recorded a deferred tax liability as a result of the potential built-in gains tax based on our intentions with respect to such assets and available tax planning strategies. Additionally, at the closing of the Acquisition, 100% of the real estate of Acquisition Holding was acquired by a subsidiary of the Company; accordingly, assuming the Acquisition was effective January 1, 2010, all of the amounts of the income tax expense would then be eliminated.

HEALTH CARE REIT, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(G)	The Company funded $2,400,000,000 of cash consideration and other associated costs of the Acquisition primarily through the proceeds of the completed offerings of common stock and preferred stock (see Note N), cash on hand and the completed offering of senior unsecured notes (see Note J). Approximately $1,670,563 of Acquisition Holding’s long-term debt was settled or repaid at closing.

(H)	At closing, the Company assumed the existing leases at seven properties. Acquisition Holding has historically recognized these leases as capital leases due to bargain purchase options. The Company has adjusted the capital lease obligations to estimated fair values.

(I)	Adjustment to the total members’ equity represents the elimination of such balance of Acquisition Holding.

(J)	Adjustments represent the issuance and sale of $1,400,000,000 of senior unsecured notes due 2016-2041 with a weighted-average interest rate of 5.18% and the application of the net proceeds therefrom of $1,380,000,000. The notes issued are valued as follows (in thousands):

Face amount	$1,400,000
Offering price(1)	99.349%

Gross value of notes issued	1,390,886
Less: Underwriting discounts	(9,800)
Less: Debt issuance costs	(1,086)

Total net proceeds	$1,380,000

The application of the net proceeds is as follows (in thousands):

Cash consideration for the Acquisition	$345,500
Repayment of unsecured line of credit arrangement	300,000
Unallocated cash and cash equivalents(2)	734,500

Total net proceeds	$1,380,000

(1)	Represents the weighted-average public offering price.

(2)	The Company intends to use any unallocated proceeds from this offering for general corporate purposes, including investing in health care and senior housing properties.
(K)	Immediately after the closing of the Acquisition, a subsidiary of the Company began leasing the acquired facilities to Tenant pursuant to the Master Lease. In addition to rent, the triple net Master Lease requires Tenant to pay all operating costs, utilities, real estate taxes, insurance, building repairs, maintenance costs and all obligations under the ground leases. All obligations under the Master Lease have been guaranteed by OpCo. The initial term is fifteen years. Tenant has one option to renew for an additional term of fifteen years. The Master Lease provides that the base rent for the first year is $198,000,000 and will increase at least 1.75% but no more than 3.50% (subject to CPI changes) for each of the years two through six during the initial term and at least 1.50% but no more than 3.00% per year thereafter (subject to CPI changes). The adjustment to rental income represents the estimated straight-line rent the Company expects to recognize based on the minimum rent escalators during the initial term.

(L)	Adjustments to interest expense are as follows (in thousands):

Elimination of Acquisition Holding’s interest expense	$(129,972)
Interest expense associated with senior unsecured notes (Note J)	72,000
Amortization of deferred fees associated with senior unsecured notes (Note J)	1,100
Interest expense on capital lease obligations (Note H)	3,978

Total	$(52,894)

(M)	Adjustments to depreciation and amortization represent the elimination of Acquisition Holding’s historical depreciation ($61,692,000) offset by depreciation expense as a result of the recording of Acquisition Holding’s real property at its estimated fair value ($63,533,000). Estimated useful lives of 40 years and 15 years were used to compute depreciation for buildings and improvements, respectively, on a straight-line basis.

HEALTH CARE REIT, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(N)	Adjustments represent the issuance of 28,750,000 shares of the Company’s common stock and 14,375,000 shares of the Company’s 6.50% Series I cumulative convertible perpetual preferred stock and the application of the proceeds therefrom of $2,054,500,000 to fund a portion of the Acquisition’s cash consideration. The shares of the Company’s common and preferred stock issued are valued as follows (in thousands, except per share data):

	Common	Preferred
Number of shares issued	28,750	14,375
Issuance price(1)	$49.25	$50.00

Gross value of shares issued	1,415,938	718,750
Less: Underwriting discounts	(56,638)	(21,563)
Less: Share registration and issuance costs	(1,200)	(787)

Net value of shares issued	$1,358,100	$696,400

     The total value of the shares issued is presented as follows (in thousands):

	Common	Preferred
Common Stock: Par value, $1.00 per share	$28,750
Preferred Stock: Liquidation preference, $50.00 per share		$718,750
Capital in excess of par value	1,329,350	(22,350)

Total	$1,358,100	$696,400

(1)	Common stock price represents the public offering price. Preferred stock price represents liquidation preference per share.
(O)	Adjustment represents the dividend on the issuance of 14,375,000 shares of the Company’s 6.50% Series I cumulative convertible perpetual preferred stock (see Note N).

(P)	The calculations of basic and diluted earnings per share are as follows (in thousands, except per share data):

	Historical	Pro Forma
Income from continuing operations	$84,352	$166,170
Preferred stock dividends	(21,645)	(68,364)
Net income attributable to noncontrolling interests	(357)	(357)

Income from continuing operations attributable to common stockholders	$62,350	$97,449

Weighted-average shares used to calculate earnings per common share — Basic(1)	127,656	156,406
Effect of dilutive securities	552	552

Adjusted weighted-average shares used to calculate earnings per common share — Diluted	128,208	156,958

Income from continuing operations attributable to common stockholders per share:
Basic	$0.49	$0.62
Diluted	0.49	0.62

(1)	The pro forma weighted-average shares outstanding are the historical weighted-average shares of the Company adjusted for the issuance of 28,750,000 shares of the Company’s common stock (see Note N). The convertible preferred stock discussed in Note N were excluded as the effect of the conversion would be anti-dilutive.